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                                    EXHIBIT 8
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                                Brown & Wood LLP
                              555 California Street
                         San Francisco, California 94104


                                                              March 17, 1997


Credit Suisse First Boston
   Mortgage Securities Corp.
11 Madison Avenue
New York, New York  10010

         Re: Credit Suisse First Boston Mortgage Securities Corp. Registration Statement on Form S-3 (File No. 333-21329)

Dear Sirs:

         We have acted as counsel to Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Depositor"), in connection with the preparation of the registration statement on Form S-3 (File No. 333-21329) (the "Registration Statement") relating to the Securities (defined below) and with the authorization and issuance from time to time in one or more series (each, a "Series") of up to $1,000,000,000 aggregate principal amount of ABS Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Securities"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). As set forth in the Registration Statement, each Series of Securities will be issued pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Depositor, a trustee named therein (the "Trustee") and a servicer named therein (the "Servicer"), which Pooling and Servicing Agreement will be identified in the prospectus supplement for such Series of Securities.

         We have examined the prospectus contained in the Registration Statement (the "Prospectus") and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

         In arriving at the opinion expressed below, we have assumed that each Pooling and Servicing Agreement will be duly authorized by all necessary corporate action on the part of the Depositor and each other party thereto for the related Series of Securities and will be duly executed and delivered by the Depositor and each other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that the Securities of each Series will be duly executed and delivered in substantially the
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forms set forth in the related Pooling and Servicing Agreement filed or incorporated by reference as an exhibit to the Registration Statement, and that Securities will be sold as described in the Registration Statement.

         As counsel to the Depositor, we have advised the Depositor with respect to certain federal income tax aspects of the proposed issuance of each Series of Securities pursuant to the related Pooling and Servicing Agreement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of such Securities that appear under the heading "Certain Federal Income Tax Considerations" in each Prospectus forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

         This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in fact or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because Series of Securities with numerous different characteristics may be issued, you should be aware that the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to such Series of Securities.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Certain Federal Income Tax Considerations" in each Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                            Very truly yours

                                            /s/ BROWN & WOOD LLP



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